SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       Citizens South Banking Corporation
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

      --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      --------------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 8, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citizens South Banking Corporation. The Annual Meeting will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 9, 2005.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted.

The Annual Meeting is being held so that stockholders will be given an opportunity to elect two directors and to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accountants for Citizens South Banking Corporation's 2005 fiscal year.

The Board of Directors of Citizens South Banking Corporation has determined that the matters to be considered at the Annual Meeting are in the best interest of Citizens South Banking Corporation and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors and "FOR" the ratification the of the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accountants for the 2005 fiscal year.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

/s/ Kim S. Price

Kim S. Price
President and Chief Executive Officer

                       Citizens South Banking Corporation
                             519 South New Hope Road
                       Gastonia, North Carolina 28054-4040
                                 (704) 868-5200

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2005

      Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Citizens South Banking Corporation will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on May 9, 2005 at 10:30 a.m., local time.

      A proxy statement and proxy card for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

      1.    The election of two directors of Citizens South Banking Corporation;

      2. The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accountants for Citizens South Banking Corporation for the fiscal year ending December 31, 2005; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Meeting may be adjourned. Stockholders of record at the close of business on March 15, 2005 are the stockholders entitled to vote at the Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available at 519 South New Hope Road, Gastonia, North Carolina, for a period of 10 days prior to the Meeting and will also be available for inspection at the Meeting.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF CITIZENS SOUTH BANKING CORPORATION A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.


                                     By Order of the Board of Directors

                                     /s/  Paul L. Teem, Jr.

                                     Paul L. Teem, Jr.
                                     Secretary

Gastonia, North Carolina
April 8, 2005

--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       of
                       CITIZENS SOUTH BANKING CORPORATION
                             519 South New Hope Road
                       Gastonia, North Carolina 28054-4040
                                 (704) 868-5200

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 9, 2005
--------------------------------------------------------------------------------

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Citizens South Banking Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on May 9, 2005 at 10:30 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 8, 2005.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

      Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Citizens South Banking Corporation will be voted in accordance with the directions given thereon. Please sign and return your proxy to our corporate secretary at Citizens South Banking Corporation in order for your vote to be counted. Where no instructions are indicated, signed proxies will be voted "FOR" the proposals set forth in this proxy statement for consideration at the Meeting.

      Proxies may be revoked by sending written notice of revocation to the Secretary of Citizens South Banking Corporation, Paul L. Teem, Jr., at the address of Citizens South Banking Corporation shown above, by filing a duly executed proxy bearing a later date or by voting in person at the Meeting. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of Citizens South Banking Corporation prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

      Holders of record of Citizens South Banking Corporation common stock ("common stock") at the close of business on March 15, 2005 (the "Voting Record Date") are entitled to one vote for each share held. As of the Voting Record Date, there were 7,282,044 shares of common stock issued and outstanding. The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting.

      In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

      Persons and groups who beneficially own in excess of five percent of Citizens South Banking Corporation's common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth beneficial ownership of the Company's outstanding common stock, as of the Voting Record Date, by those persons who held more than five percent of the Company's outstanding shares and by directors and executive officers of the Company, individually and as a group.

                                                     Amount of Shares Owned and           Percent of Shares of
      Name and Address of Beneficial Owner         Nature of Beneficial Ownership     Common Stock Outstanding (3)
------------------------------------------------  --------------------------------  ---------------------------------
Mendon Capital Advisors Corp. (1)                            627,900                               7.86%
150 Allens Creek Road
Rochester, New York  14618

Citizens South Bank Employee Stock Ownership                 438,372                               5.49%
Plan (2)
519 South New Hope Road
Gastonia, North Carolina  28054-4040

Senator David W. Hoyle                                       198,429                               2.48%
Ben R. Rudisill, II                                          129,191                               1.62%
Kim S. Price                                                 268,769                               3.36%
James J. Fuller                                               71,466                                *
Charles D. Massey                                            112,972                               1.41%
Eugene R. Matthews, II                                        84,462                               1.06%
Gary F. Hoskins                                              118,729                               1.49%
Paul L. Teem, Jr.                                            187,666                               2.35%
Michael R. Maguire                                            61,032                                *
Vance B. Brinson, Jr.                                         28,747                                *
Daniel M. Boyd, IV                                            21,967                                *
J. Stephen Huffstetler                                        65,125                                *

All directors and executive officers                       1,348,555                              16.88%
as a group (12 persons)

----------------------
(1) Based exclusively on a Schedule 13G filed by Mendon Capital Advisors Corp. with the SEC on February 14, 2005.

(2)   All shares are held on behalf of the plan by a third-party trustee.

(3) Calculated by dividing the number of shares in the second column of this table by the total number of shares of common stock outstanding at the Voting Record Date (7,282,044 shares) plus 708,495 shares representing the total number of shares that may be acquired pursuant to the exercise of stock options that are currently exercisable or are exercisable within 60 days of the Voting Record Date.

*     Less than 1%.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

      As to the election of directors, the proxy card provided by the Board of Directors enables a stockholder to vote "FOR" the election of the two nominees proposed by the Board of Directors or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the Meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

      As to the ratification of Cherry, Bekaert & Holland, L.L.P. as independent registered public accountants of the Company, by checking the appropriate box a stockholder may vote "FOR" the item, vote "AGAINST" the item or "ABSTAIN" from voting on the item. The ratification of independent registered public accountants must be approved by a majority of the shares voted at the Meeting without regard to broker non-votes or proxies marked abstain.

      In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned in order to permit the further solicitation of proxies.

      Proxies solicited hereby will be returned to Citizens South Banking Corporation and will be tabulated by Peggie M. Shuford, Internal Auditor of Citizens South Bank, the inspector of election designated by the Board of Directors of Citizens South Banking Corporation.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

      Citizens South Banking Corporation's Board of Directors is currently composed of six persons, and is divided into three classes with one class of directors elected each year. Directors are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Meeting. The Board of Directors has nominated James J. Fuller and Charles D. Massey for three-year terms, each of whom has agreed to serve if elected.

      The table below sets forth certain information, as of the record date, regarding the Board of Directors. Historical information includes service as a director with Citizens South Bank and its predecessors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

                                                                                            Shares of
                                                                             Current      Common Stock
                                                                   Director   Term         Beneficially    Percent
               Name                  Age       Positions Held       Since     Expires       Owned (15)     of Class
--------------------------------   ------   ---------------------- --------  --------    --------------- ------------
                                                      NOMINEES

James J. Fuller                      61           Director           1972      2005         71,466(1)         *
Charles D. Massey                    67           Director           1971      2005        112,972(2)         1.41%

                                                     DIRECTORS

Senator David W. Hoyle               66           Chairman           1975      2006        198,429(3)         2.48%
Kim S. Price                         49       President, Chief       1997      2007        268,769(4)         3.36%
                                           Executive Officer and
                                                  Director
Eugene R. Matthews, II               48           Director           1998      2007         84,462(5)         1.06%
Ben R. Rudisill, II                  61        Vice Chairman         1977      2006        129,191(6)         1.62%

                                      EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gary F. Hoskins                      41        Executive Vice                              118,729(7)         1.49%
                                            President, Treasurer
                                            and Chief Financial
                                                  Officer
Paul L. Teem, Jr.                    57        Executive Vice                              187,666(8)         2.35%
                                            President, Secretary
                                                 and Chief
                                           Administrative Officer
Michael R. Maguire                   47    Senior Vice President                            61,032(9)         *
                                              and Chief Credit
                                                  Officer
Vance B. Brinson, Jr.                58        Executive Vice                               28,747(10)        *
                                                 President
Daniel M. Boyd, IV                   43        Executive Vice                               21,967(11)        *
                                                 President
J. Stephen Huffstetler               49    Senior Vice President                            65,125(12)        *

All directors and executive                                                              1,348,555(13)(14)    16.88%
  officers as a group (12 persons)

-----------------------
(1) Includes 37,655 shares that may be acquired pursuant to presently exercisable stock options.

(2) Includes 22,670 shares that may be acquired pursuant to presently exercisable stock options.

(3) Includes 30,731 shares that may be acquired pursuant to presently exercisable stock options.

(4) Includes 154,307 shares that may be acquired pursuant to presently exercisable stock options.

(5) Includes 27,665 shares that may be acquired pursuant to presently exercisable stock options.

(6) Includes 30,754 shares that may be acquired pursuant to presently exercisable stock options.

(7) Includes 50,561 shares that may be acquired pursuant to presently exercisable stock options.

(8) Includes 74,059 shares that may be acquired pursuant to presently exercisable stock options.

(9) Includes 41,408 shares that may be acquired pursuant to presently exercisable stock options.

(10) Includes 14,850 shares that may be acquired pursuant to presently exercisable stock options.

(11)  Includes  8,000  shares  that  may  be  acquired   pursuant  to  presently
      exercisable stock options.

(12) Includes 39,476 shares that may be acquired pursuant to presently exercisable stock options.

(13) Includes 532,136 shares that may be acquired pursuant to presently exercisable stock options.

(14) Includes 53,243 shares allocated to the accounts of executive officers under the ESOP and excludes the remaining 385,129 shares (amounting to 5.49% of the shares outstanding) owned by the ESOP for the benefit of employees. Under the terms of the ESOP, shares of common stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares, unless its fiduciary duty requires otherwise.

(15) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.

*     Less than 1%

      The business experience for the past five years for each of Citizens South Banking Corporation's directors and executive officers is as follows:

      Directors

      Senator David W. Hoyle is a North Carolina State Senator and has served in that position since 1993. Prior to that, Senator Hoyle was a self-employed real estate developer and investor. Senator Hoyle has served as Chairman of the Board since January 1998.

      Ben R. Rudisill, II is the President of Rudisill Enterprises, Inc., a wholesale beverage distributor, and has served in that position since 1976. Mr. Rudisill has served as Vice Chairman of the Board since January 1998.

      Kim S. Price is the President and Chief Executive Officer of Citizens South Banking Corporation and Citizens South Bank, and has served in these positions since August 1997.

      James J. Fuller is the President of Mount Holly Furniture Company, Inc., and has served in that position since 1972.

      Charles D. Massey is a private investor and retired in 2003 as the Managing Partner of Massey Properties, a real estate investment firm, a position he had served in since 1975. From 1957 to 2000, Mr. Massey also served in various positions with The Massey Company, Inc., a wholesale industrial distributor, from which he retired in December 2000 as Director of Information Services.

      Eugene R. Matthews, II is the Vice President and Regional Director of Stores of Belk, Inc., a department store chain, and has served in that position since 1998. From 1980 to 1998, Mr. Matthews served as Senior Vice President and a director of Matthews-Belk Co., Inc., a department store chain.

      Executive Officers Who are Not Directors

      Gary F. Hoskins has served as Executive Vice President, Treasurer and Chief Financial Officer of Citizens South Banking Corporation and Citizens South Bank since August 1997.

      Paul L. Teem, Jr. has served as Executive Vice President and Secretary of Citizens South Banking Corporation and Citizens South Bank since 1983, and Chief Administrative Officer since November 2000.

      Michael R. Maguire has served as Senior Vice President and Chief Credit Officer of Citizens South Bank since May 1999. Prior to that Mr. Maguire served as a Vice President and in various executive capacities in the commercial banking functions of First Union National Bank of North Carolina from 1984 to May 1999.

      Vance Burton ("Burt") Brinson, Jr. has served as Executive Vice President of Citizens South Bank since March 2002. Prior to that Mr. Brinson served as a Senior Vice President and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1977 to March 2002.

      Daniel M. Boyd, IV has served as Executive Vice President of Citizens South Bank since September 2002. Prior to that Mr. Boyd served as Executive Vice President - Commercial Lending at First Gaston Bank of North Carolina from 1995 to September 2002. Prior to that Mr. Boyd served as Vice President - Commercial Banking and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1984 to July 1995.

      John Stephen ("Steve") Huffstetler has served as Senior Vice President of Citizens South Bank since March 1997.

Board Independence

      The Board of Directors has determined that, except as to Mr. Price, each member of the Board is an "independent director" within the meaning of the Nasdaq corporate governance listing standards. Mr. Price is not considered independent because he is an executive officer of Citizens South Banking Corporation.

Meetings and Committees of the Board of Directors

      General. The business of Citizens South Banking Corporation is conducted at regular and special meetings of the full Board and its standing committees. The standing committees include the Executive, Audit, Nominating and Corporate Governance and Compensation Committees. During the fiscal year ended December 31, 2004, the Board of Directors of Citizens South Banking Corporation held four regular meetings and three special meetings. No member of the Board or any committee thereof attended fewer than 75% of said meetings. Executive sessions of the independent directors are held on a regularly scheduled basis. While Citizens South Banking Corporation has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. All directors attended the last Annual Meeting of Stockholders held on May 10, 2004.

      Executive Committee. The Executive Committee consists of Directors Hoyle (Chairman), Rudisill, Matthews and Price. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of Citizens South Banking Corporation, subject at all times to the direction of the Board of Directors. The Executive Committee met 12 times during the fiscal year ended December 31, 2004.

      Compensation Committee. The Compensation Committee consists of Directors Rudisill (Chairman), Fuller and Matthews. The Compensation Committee reviews and administers compensation, including stock options and stock awards, benefits and other matters of personnel policy and practice. The Committee met two times during the fiscal year ended December 31, 2004. Each member of the Compensation Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. Citizens South Banking Corporation's Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation's website at www.citizenssouth.com. The report of the Compensation Committee is included elsewhere in this proxy statement.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Fuller (Chairman), Hoyle, Massey, Rudisill and Matthews. Each member of the Nominating and Corporate
Governance  Committee  is  considered  "independent"  as  defined  in the Nasdaq corporate governance listing standards. Citizens South Banking Corporation's Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation's website at www.citizenssouth.com. The Committee met two times during the fiscal year ended December 31, 2004.

      The functions of the Nominating and Corporate Governance Committee include the following:

      o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

      o to review and monitor compliance with the requirements for board independence;

      o to review the committee structure and make recommendations to the Board regarding committee membership;

      o to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

      o     to  develop  and   recommend   to  the  Board  for  its  approval  a
            self-evaluation process for the Board and its committees.

      The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Citizens South Banking Corporation's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

      o     has the highest personal and  professional  ethics and integrity and
            whose   values  are   compatible   with   Citizens   South   Banking
            Corporation's;

      o has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

      o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

      o     is familiar with the  communities  in which  Citizens  South Banking
            Corporation   operates  and/or  is  actively  engaged  in  community
            activities;

      o is involved in other activities or interests that do not create a conflict with his or her responsibilities to Citizens South Banking Corporation and its stockholders; and

      o has the capacity and desire to represent the balanced, best interests of the stockholders of Citizens South Banking Corporation as a group, and not primarily a special interest group or constituency.

      In addition, the Nominating and Corporate Governance Committee will determine whether a candidate satisfies the qualifications requirements of the Company's Bylaws, which require any person appointed or elected to the Board of Directors to own at least 100 shares of the Company's common stock and to reside or work in a county in which Citizens South Bank maintains an office (at the time of appointment or election) or in a county contiguous to a county in which Citizens South Bank maintains an office.

      Finally, the Nominating and Corporate Governance Committee will take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

      Procedures for the Nomination of Directors by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating and Corporate Governance Committee will consider candidates submitted by Citizens South Banking Corporation's stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 519 South New Hope Road, Post Office Box 2249, Gastonia, North Carolina 28054-4040. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of Citizens South Banking Corporation's proxy materials for the preceding year's annual meeting for a candidate to be considered for next year's annual meeting of stockholders. The submission must include the following information:

      o     a  statement  that the writer is a  stockholder  and is  proposing a
            candidate  for   consideration   by  the  Nominating  and  Corporate
            Governance Committee;

      o the qualifications of the candidate and why the candidate is being proposed;

      o the name and address of the stockholder as they appear on Citizens South Banking Corporation's books, and number of shares of Citizens South Banking Corporation's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

      o the name, address and contact information for the candidate, and the number of shares of common stock of Citizens South Banking Corporation that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

      o     a statement of the candidate's business and educational experience;

      o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

      o a statement detailing any relationship between the candidate and Citizens South Banking Corporation;

      o     a statement detailing any relationship between the candidate and any
            customer,   supplier  or  competitor   of  Citizens   South  Banking
            Corporation;

      o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

      o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

      Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading "Stockholder Proposals and Nominations." No submission for Board nominees were received by Citizens South Banking Corporation for the Meeting.

      Stockholder Communications with the Board. A stockholder of Citizens South Banking Corporation who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of the Company, 519 South New Hope Road, Post Office Box 2249, Gastonia, North Carolina 28054-4040,
Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

      o forward the communication to the director or directors to whom it is addressed;

      o attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

      o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

      At  each  Board  meeting,   management  will  present  a  summary  of  all
communications received since the last meeting that were not forwarded and make those communications available to the directors.

      The Audit Committee. The Audit Committee consists of Directors Massey (Chairman), Rudisill and Matthews. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

      o retaining, overseeing and evaluating a firm of independent certified public accountants to audit Citizens South Banking Corporation's annual financial statements;

      o in consultation with the independent registered public accountants and the internal auditor, reviewing the integrity of Citizens South Banking Corporation's financial reporting processes, both internal and external;

      o     approving the scope of the audit in advance;

      o reviewing the financial statements and the audit report with management and the independent registered public accountants;

      o considering whether the provision by the external independent registered public accountants of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm's independence;

      o reviewing earnings and financial releases and quarterly reports filed with the SEC;

      o consulting with the internal audit staff and reviewing management's administration of the system of internal accounting controls;

      o approving all engagements for audit and non-audit services by the independent registered public accountants; and

      o     reviewing the adequacy of the audit committee charter.

      The Audit Committee met six times during the fiscal year ended December 31, 2004. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Ben R. Rudisill, II qualifies as an "audit committee financial expert" as that term is defined by the rules and regulations of the SEC.

Audit Committee Report

      The Audit Committee operates under a written charter adopted by the Board of Directors which is available on Citizens South Banking Corporation's website at www.citizenssouth.com.

      Management has the primary responsibility for Citizens South Banking Corporation's internal controls and financial reporting processes. The independent registered public accountants are responsible for performing an independent audit of Citizens South Banking Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      As part of its ongoing activities, the Audit Committee has:

      o reviewed and discussed with management, and the independent registered public accountants, Citizens South Banking Corporation's audited consolidated financial statements for the year ended December 31, 2004 and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004;

      o discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

      o received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit

            Committees, and has discussed with the independent registered public
            accountants   their   independence   from  Citizens   South  Banking
            Corporation.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Citizens South Banking Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 and be filed with the SEC. In addition, the Audit Committee engaged Cherry, Bekaert & Holland, L.L.P. as Citizens South Banking Corporation's independent registered public accountants for the year ending December 31, 2005, subject to the ratification of this appointment by the stockholders of Citizens South Banking Corporation.

      This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Citizens South Banking Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               The Audit Committee

                          Charles D. Massey (Chairman)
                             Eugene R. Matthews, II
                               Ben R. Rudisill, II

Code of Ethics

      Citizens South Banking Corporation has adopted a Code of Ethics that is applicable to the officers, directors and employees of Citizens South Banking Corporation, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on Citizens South Banking Corporation's website at www.citizenssouth.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Citizens South Banking Corporation's website. There were no such amendments or waivers in 2004.

Compensation of Directors

      Fees. Each non-employee director of the Company (other than the Chairman of the Board) receives a monthly retainer of $1,083. The Chairman of the Board of the Company receives a monthly retainer of $1,667. In addition, each non-employee director of the Company receives a fee of $1,000 for each Board meeting attended and $300 for each Committee meeting attended (except for the Company's Executive Committee, for which directors receive $400 for each meeting attended).

      All Company directors currently serve on the Board of Directors of Citizens South Bank, the Company's subsidiary. Each non-employee director receives a fee of $350 for each Bank Board meeting attended and $300 for each Bank Committee meeting attended (except for the Executive Committee of the Bank, for which the directors receive $400 for each meeting attended). Directors are permitted one paid absence from Company Board meetings and two paid absences from Bank Board meetings.

      Deferred Compensation and Income Continuation Agreement. In May 1986, Citizens South Bank entered into nonqualified deferred compensation agreements ("DCAs") for the benefit of certain directors at that time, including Directors Fuller, Hoyle, Massey and Rudisill. The DCAs were amended in March 2004. The DCAs provide each director with the opportunity to defer up to $20,000 of their annual compensation into the DCA. Amounts credited to a director's account under the DCA will be paid in 120 equal monthly payments (i) to the director upon his retirement from service on or after attaining age 70, (ii) to the director immediately upon termination of his service due to disability, or (iii) to the director's beneficiaries upon his death. If the director voluntarily terminates his service before age 70, his retirement benefit will be paid at age 70 and will be based on the accrued retirement liability balance existing on the date service terminates. If a director's service terminates within one year after a change in control of the Company, the DCA provides for a lump sum cash payment of the retirement benefit projected to be accrued at the point when the director would have attained age 70. Benefits under the DCAs are forfeited if the director's service is terminated for cause. The DCA is an unfunded plan for tax purposes and for purposes of the Employment Retirement Income Security Act ("ERISA"). All obligations arising under the DCA are payable from the general assets of Citizens South Bank.

      Supplemental Retirement Plan. In February 1992, Citizens South Bank entered into nonqualified supplemental retirement agreements ("SRAs") for certain directors at that time, including Directors Fuller, Hoyle, Massey and Rudisill. These SRAs were amended and restated in March 2004. Citizens South Bank entered into an SRA for Director Matthews in October 2000. The SRAs provide for an annual benefit that ranges from $8,000 to $15,600, payable in monthly installments beginning at age 70 for a period of 15 years. In the event of a director's pre-retirement death or death before all payments under the SRA have been made to the director, monthly benefits are provided for the director's designated beneficiary or beneficiaries. If a director dies without a valid beneficiary designation, the surviving spouse will be his beneficiary, or if none, then the benefits will be paid to the director's personal representative. Benefits under the SRAs are forfeited if the director's service is terminated for cause. The SRA is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SRAs are payable from the general assets of Citizens South Bank.

      Stock Benefit Plans. Directors are eligible to receive awards of stock options and restricted stock. On November 3, 2003, each non-employee director of the Company was granted non-qualified options to purchase 22,670 shares of common stock of the Company and 10,510 restricted stock awards. All stock options vest in 20% increments over a five-year period from the date of the director's first election to the Board of Directors. Restricted stock awards vest over a seven-year period, commencing on the date of the award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter, or upon the director's disability, normal retirement, death, or following a change in control of the Company.

      Executive Compensation

      The following table sets forth certain information as to the total remuneration paid to the Chief Executive Officer and the five most highly compensated executive officers, other than the Chief Executive Officer, who earned over $100,000 in salary and bonuses during any of the last three fiscal years (the "Named Executive Officers").

                                                    Annual Compensation                   Long-Term Compensation
                                           -------------------------------------   --------------------------------
                                                                                     Awards                 Payouts
                                                                                   ----------------------- --------
                                  Year                              Other Annual   Restricted   Options/               All Other
          Name and                Ended                             Compensation      Stock       SARS       LTIP     Compensation
     Principal Position           12/31    Salary (1)    Bonus (2)      (3)         Awards (4)     (#)      Payouts       (5)
---------------------------      -------   ----------   ----------  ------------   -----------  ----------  --------  -------------
Kim S. Price                       2004     $196,658     $     --     $     --      $     --           --       --     $  82,660 (7)
President, Chief Executive         2003      190,008           --           --       639,200      109,305       --        80,161 (6)
Officer and Director               2002      150,000       41,580           --            --           --       --        77,714 (6)

Paul L. Teem, Jr.                  2004      103,508           --           --            --           --       --       100,921 (7)
Executive Vice President,          2003      100,008           --           --       376,000       74,059       --        65,731 (6)
Secretary and Chief                2002       95,016       21,949           --            --           --       --        53,252 (6)
Administrative Officer

Gary F. Hoskins                    2004       95,236           --           --            --           --       --        20,964 (7)
Executive Vice President,          2003       92,016           --           --       300,800       50,561       --        25,997 (6)
Treasurer and Chief                2002       80,016       21,064           --            --           --       --        14,229 (6)
Financial Officer

Michael R. Maguire                 2004       97,347           --           --            --           --       --        24,664 (7)
Senior Vice President and          2003       94,512           --           --       150,400       20,000       --        23,386 (6)
Chief Credit Officer               2002       92,520       17,094           --            --           --       --        17,574 (6)

Vance Burton Brinson, Jr.          2004      118,916           --       15,360            --           --       --        20,220 (7)
Executive Vice President           2003      116,016           --       14,882       150,400       20,000       --        25,566
                                   2002       89,045       25,918           --            --           --       --         2,475

Daniel M. Boyd, IV                 2004      107,628           --       13,309            --           --       --        17,564 (7)
Executive Vice President           2003      102,504           --       12,660       150,400       20,000       --        20,845
                                   2002       29,167        6,930           --            --           --       --           875

-------------------

(1) Includes compensation deferred at the election of executives pursuant to the 401(k) Plan of Citizens South Bank.

(2) Includes bonuses deferred at the election of executives pursuant to the 401(k) Plan of Citizens South Bank.

(3) Citizens South Bank provides certain members of senior management with certain other personal benefits. In cases where the aggregate value of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer, the value of such benefits is not included in this table. With respect to Mr. Brinson, the amount shown consists of $11,717 in an automobile allowance (and associated expenses) and $3,643 in country club fees; with respect to Mr. Boyd, the amount shown consists of $9,000 in an automobile allowance and $4,309 in country club fees.

(4) The following number of shares of common stock was awarded under the 2003 Recognition and Retention Plan to: Mr. Price-42,500 shares; Mr. Teem-25,000 shares; Mr. Hoskins-20,000 shares; and Messrs. Maguire, Brinson and Boyd-10,000 shares each. The market value per share was $15.04 at the time of award. The shares awarded vest over a seven-year period, commencing on the date of award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter. Dividends paid with respect to all shares awarded are paid to the recipient of the award.

(5) Includes employer contributions to Citizens South Bank's 401(k) Plan and Employee Stock Ownership Plan on behalf of the executive.

(6) Includes the vested portion of the annual increase in the value of Citizens South Bank's 2001 Executive Supplemental Retirement Plan, which was amended and restated in its entirety in January 2004.

(7)   Includes  the  vested  portion  of the  annual  increase  in the  value of
      Citizens  South  Bank's  2004  Salary  Continuation   Agreement  with  the
      executive.

      Employment Agreement. Citizens South Banking Corporation and Citizens South Bank (collectively, "Citizens South") have entered into an employment agreement with its President and Chief Executive Officer, Kim S. Price. The
agreement provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. At January 1, 2005, the base salary for Mr. Price was $210,000. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by Citizens South Bank for cause at any time. In the event Citizens South Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from Citizens South Bank upon the occurrence of certain events that would amount to a constructive termination, the executive would be entitled to receive his base salary for the remaining unexpired term of the employment agreement, plus an amount of cash equal to the value of unvested stock options held by the executive payable in a lump sum within 90 days of termination of employment, plus an amount of cash equal to the value of unvested employer contributions to the Citizens South 401(k) Plan as of the date of termination of employment. Citizens South would also continue the executive's life, health, dental and disability coverage for the unexpired term of the agreement.

      In the event of the executive's disability, the executive will receive his base salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy maintained by Citizens South Bank. Citizens South would also continue the executive's life, health, dental and disability coverage for the unexpired term of the agreement. In the event of the executive's death, Citizens South Bank will pay his base salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year.

      In the event of a change in control followed by the executive's involuntary termination, or voluntary resignation under circumstances that would amount to a constructive termination, within 12 months after such change in control, the executive will receive a lump sum cash payment equal to three times the executive's annual compensation, including his base salary at the time of the change of control or the time of his termination of employment, whichever is greater, plus the average cash bonuses and cash incentive compensation earned by the executive for the three years immediately preceding the change in control, but excluding the value of any stock-based compensation. The executive will also become fully vested in any qualified and non-qualified plans maintained by Citizens South that do not otherwise address the effect of a change in control, and Citizens South will contribute employer contributions to the Citizens South 401(k) plan on the executive's behalf as if the executive had remained employed for the entire plan year. Citizens South would also continue the executive's life, health, dental and disability coverage for the unexpired term of the agreement. The agreement also provides for additional cash payments to compensate the executive in the event the executive incurs an excise tax under Sections 280G or 4999 of the Internal Revenue Code as a result of excess parachute payments received by the executive in connection with a change in control.

      Salary Continuation Agreements. In 2004, Citizens South Bank entered into Salary Continuation Agreements with certain executives, including Messrs. Price, Teem, Maguire, Hoskins, Brinson and Boyd. The Salary Continuation Agreements amend and restate in their entirety, the prior Executive Supplemental Retirement Plan for the benefit of the executives (other than Messrs. Boyd and Brinson who were not covered by the Executive Supplemental Retirement Plan). The Salary Continuation Agreements constitute a non-qualified, unfunded deferred compensation plan evidenced by separate agreements for each executive. The amount of an executive's benefit is determined under the individual agreement with the executive, and is, assuming retirement at the normal retirement age of 65, an annual benefit of $148,500 in the case of Mr. Price, $65,400 in the case of Mr. Teem, $46,500 in the case of Mr. Maguire, and $45,000 in the case of each of Messrs. Hoskins, Boyd and Brinson. The annual benefit is payable in monthly installments for the executive's lifetime. In the event of termination of employment prior to normal retirement age for reasons other than death, disability, termination for cause or following a change in control, the executive will receive a reduced benefit, payable at normal retirement age, assuming the executive is at least partially vested in a benefit at the time of termination of employment. In the case of Messrs. Price and Teem, the reduced benefit is presently fully vested. In all other cases, an executive will be 75% vested in a reduced benefit at age 60, will increase in vesting at the rate of 5% per year from age 61 to 65, and prior to age 60, will vest ratably in accordance with the terms of the executive's Salary Continuation Agreement until the executive attains age 60. At the effective date of the Salary Continuation Agreements, Messrs. Maguire and Hoskins, for whom the Salary Continuation Agreement replaces the Executive Supplemental Retirement Plan, are 30% vested, and Messrs. Boyd and Brinson, who did not previously participate in a plan, are 0% vested. In the event Messrs. Price, Teem, Maguire, Hoskins, Brinson or Boyd becomes disabled prior to termination of employment and the executive's employment is terminated because of such disability, the executive will be entitled to receive a disability benefit upon attainment of normal retirement age. The early termination benefit and the disability benefit are calculated as an annual payment stream of the accrual balance (or vested accrual balance in the case of an early termination benefit other than due to disability) that exists at the end of the year in which the early termination or disability occurs, using a standard discount rate of 8.5%, and increasing the benefit amount annually by 2% to offset inflation, beginning in the year after payment of the benefit commences. The benefits are forfeitable by the executive if the executive's service is terminated for cause.

      In the event that an executive dies during active service or following termination of employment, Citizens South Bank will pay to the executive's beneficiary, the accrual balance (or vested accrual balance in the case of an early termination benefit). In addition, the executive's beneficiary will be entitled to the split dollar death benefit discussed immediately below.

      In the event of a change in control of Citizens South Banking Corporation followed by the executive's involuntary termination of employment within 12 months or voluntary termination of employment within 12 months due to good reason (as defined in the plan), each of Messrs. Price, Teem and Hoskins will be entitled to their normal retirement age accrual benefit, discounted to present value and payable within three days after termination of employment. Under the same circumstances, each of Messrs. Boyd, Brinson and Maguire will be entitled to his then existing accrual benefit, without regard to his vesting percentage, payable within three days after termination of employment. In addition, Mr. Price's Salary Continuation Agreement provides a gross-up payment to him in the event the change in control benefit payable under the Salary Continuation Agreement causes an excess parachute payment under Section 280G of the Internal Revenue Code. The Salary Continuation Agreements indemnify each executive for legal fees incurred in pursuing the executive's rights to payment of the executive's benefit in the event of a change in control. Such indemnification for legal fees is up to $500,000 in the case of Mr. Price, $100,000 in the case of each of Messrs. Teem and Hoskins, and $25,000 in the case of each of Messrs. Boyd, Brinson and Maguire. At December 31, 2004, Messrs. Price, Teem, Maguire, Hoskins, Brinson and Boyd had an accrual balance of $171,627; $161,050; $40,389; $22,735; $31,263; and $3,277, respectively.

      Split Dollar Death Benefits. In conjunction with the adoption of the Salary Continuation Agreements, Citizens South Bank terminated each of the then existing Endorsement Split Dollar Agreements and entered into new Endorsement Split Dollar Agreements with the six executives covered by the Salary Continuation Agreements. Under the new Endorsement Split Dollar Agreements, if at the time of termination of the executive's employment, the executive is entitled to benefits under the Salary Continuation Agreement, or if the executive dies while employed by Citizens South Bank, the executive's beneficiaries will be paid a death benefit equal to the product of 100% of the net death proceeds (in excess of the cash surrender value of the policy) multiplied by the executive's vested percentage under the Salary Continuation Agreement (which will be deemed to be 100% in the event of the executive's death, disability or termination due to a change in control). An executive's vested percentage is determined as set forth in the Salary Continuation Agreements.

      Severance Agreements. Citizens South Banking Corporation has entered into a severance agreement with each of Michael R. Maguire, its Senior Vice President and Chief Credit Officer, Paul L. Teem, Jr., its Executive Vice President, Secretary and Chief Administrative Officer, Gary F. Hoskins, its Executive Vice President and Chief Financial Officer, Daniel M. Boyd, IV, its Executive Vice President, and V. Burton Brinson, Jr., its Executive Vice President, pursuant to which each executive will be paid as severance a sum equal to one and one-half times his annual compensation, including base salary on the date of the change in control or on the date of the executive's termination of employment, whichever is greater, plus cash bonuses and incentive compensation earned for the calendar year before the change in control, or immediately before the year of termination, whichever is greater. The executives will also become fully vested in any qualified and non-qualified plans in which they participate, if the plan does not address the effect of a change in control, and will be entitled to have contributions made on their behalf to a 401(k), retirement, or profit sharing plan as if the executive's employment had not terminated before the end of the plan year. In addition, the executive would be entitled to continued life, medical and dental coverage for 18 months following termination of employment. The term of the agreement continues during the term of his employment and for 12 months following a change in control of Citizens South Bank or Citizens South Banking Corporation. The severance agreements supersede and replace the merger/acquisition protection agreements previously entered into by Citizens South and each of the executives.

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee has ever been an officer or employee of Citizens South Banking Corporation or any of its subsidiaries or affiliates (including Citizens South Bank). None of our executive officers has served on the board of directors or on the compensation committee of any other entity, from which any officers served either on our Board or on our Compensation Committee.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee annually reviews the compensation levels of executive officers of Citizens South Banking Corporation and Citizens South Bank and recommends changes to the Board of Directors. The Compensation Committee is composed entirely of non-employee directors. It is intended that the executive compensation program will enable Citizens South Banking Corporation to attract, develop, retain and motivate qualified executive officers who are capable of maximizing its performance for the benefit of its stockholders. The Compensation Committee's strategy seeks to provide competitive compensation strongly aligned with the financial and common stock price performance of Citizens South Banking Corporation. The compensation program has three key elements: base salary, annual incentive bonuses and long-term equity-based compensation.

      In 2002, Citizens South Banking Corporation retained a recognized compensation consulting firm to review its annual compensation package for executive officers. Compensation levels of Citizens South Banking Corporation were compared to other similarly situated publicly traded financial services companies in Citizens South Banking Corporation's market area. The review determined that base salaries, annual incentive bonuses and equity-based compensation offered by Citizens South Banking Corporation were within the competitive range of similarly situated financial services companies at that time.

      Base Salaries. Base salary levels and changes to such levels reflect a variety of factors including the results of the Compensation Committee's review of reports of independent consulting firms, including the report described above, and the executive's contribution to the long-term goals of Citizens South Banking Corporation as well as recent results. The Compensation Committee reviews available data from other North Carolina-based community banks and thrifts of comparable size and comparable benefits. The Compensation Committee also considers employment agreements, if any, which entitle executives to certain salaries and other benefits. Changes to base salaries are based on numerous objective criteria and the weighing of such criteria using a previously established formula.

      Incentive Bonuses. In 2002, Citizens South Banking Corporation adopted a Management Incentive Plan for certain officers from which performance-oriented bonuses may be paid in any given year based on the executive's relative responsibilities and ability to improve the financial and operating performance of Citizens South Banking Corporation. The Compensation Committee annually determines the officers eligible to participate in the plan.

      The plan is based on operating earnings per share of Citizens South Bank. If Citizens South Bank's operating earnings per share exceed a specified target, a bonus pool is created based on the amount by which the target is exceeded. An individual executive's bonus is based upon the achievement of individual performance goals as well as Citizens South Banking Corporation's actual operating performance considered in relation to targeted long-range strategic plans. Other criteria also are considered, including the executive's initiative, contribution to overall corporate performance, and managerial ability. No incentive bonuses were paid for the year ended December 31, 2004.

      Equity-Based Compensation. The final component of compensation consists of stock options and restricted stock awards. In 2003, Citizens South Banking Corporation's stockholders approved the 2003 Recognition and Retention Plan and the 2003 Stock Option Plan. In accordance with these plans, awards of stock options and restricted stock were made to executive officers during 2003. All stock options vest in 20% increments over a five-year period from the date of the executive's employment with Citizens South Bank. Restricted stock awards vest over a seven-year period, commencing on the date of the award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter. These awards will become immediately vested upon the executive's disability, normal retirement, death, or following a change in control of Citizens South Banking Corporation. The Compensation Committee believes that long-term incentives are the most effective way of aligning executive compensation with the creation of value for stockholders through stock appreciation. Awards of equity-based compensation were based on individual performance as well as the executive's ability to impact the financial and operating performance of Citizens South Banking Corporation. Future awards will be dependent on Citizens South Banking Corporation's and individual performance, as well as competitive market conditions.

      The full Board of Directors (without the participation of Mr. Price) determines the compensation of the Chief Executive Officer based on recommendations of the Compensation Committee. Factors considered by the Compensation Committee in recommending the Chief Executive Officer's 2004 base salary included the financial performance of Citizens South Banking Corporation and the advancement of its long-term strategic goals. During 2004, the executive's base salary increased to $196,658 from $190,008. The executive did not receive an incentive bonus in 2003 or 2004, compared to an incentive bonus of $41,580 received in 2002. In 2003, the Chief Executive Officer was granted 109,305 incentive stock options and 42,500 shares of restricted common stock. The Compensation Committee determined these awards based on a study of other comparable institutions, its philosophy on the importance of emphasizing equity participation, and its evaluation of the Chief Executive Officer's long-term contribution to Citizens South Banking Corporation's performance and his efforts and actions in successfully building an institution and management team capable of leading a public company.

                                        The Compensation Committee

                                              Ben R. Rudisill, II (Chairman)
                                              James J. Fuller
                                              Eugene R. Matthews, II

Stock Performance Graph

      Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the common stock for the period beginning with the last trade of Citizens South Banking Corporation's stock on December 31, 1999, as reported by the Nasdaq Stock Market, through December 31, 2004, (b) the cumulative total return on stocks included in the Russell 2000 Index over such period, and (c) the cumulative total return on stocks included in the SNL Southeast Thrift Index over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed initial investment of $100.

                       Citizens South Banking Corporation

                               [GRAPH OMITTED]

                                                                     Period Ended
                                             ----------------------------------------------------------------
Index                                        12/31/99   12/31/00   12/31/01   12/31/02   12/31/03    12/31/04
-------------------------------------------------------------------------------------------------------------
Citizens South Banking Corporation             100.00      98.87     138.39     204.69     285.24      297.51
Russell 2000                                   100.00      96.98      99.39      79.03     116.38      137.71
SNL Southeast Thrift Index                     100.00      98.42     150.48     176.52     267.70      316.44

      There can be no assurance that the common stock's performance will continue in the future with the same or similar trend depicted in the graph. Citizens South Banking Corporation will not make or endorse any predictions as to future stock performance.

Stock Benefit Plans

      Stock Option Plans. In 1999 Citizens South Bank adopted, and Citizens South Banking Corporation's stockholders approved, the 1999 Stock Option Plan. In 2003, Citizens South Banking Corporation adopted, and its stockholders approved, the 2003 Stock Option Plan.

      There were no options granted to the Named Executive Officers or to Citizens South Banking Corporation's directors during 2004.

      Pursuant to these plans, options to purchase common stock of the Company were granted to directors and certain executive officers and employees of the Company as determined by the Compensation Committee that administers the plans. The committee also determines the period over which such awards will vest and become exercisable. The 1999 plan provides for awards in the form of stock options, reload options, limited stock appreciation rights and dividend equivalent rights. The 2003 plan provides for awards in the form of stock options, reload options and limited stock appreciation rights. Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2004.

=====================================================================================================================
                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
=====================================================================================================================
                                                                  Number of Unexercised     Value of Unexercised In-
                                                                        Options at            The-Money Options at
                                                                         Year-End                  Year-End (1)
                                                                 -------------------------  -------------------------
                              Shares Acquired       Value        Exercisable/Unexercisable  Exercisable/Unexercisable
         Name                  Upon Exercise     Realized (2)               (#)                         ($)
---------------------------------------------------------------------------------------------------------------------
Kim S. Price............            --               $ --               154,307 / --               $389,942 / $--
---------------------------------------------------------------------------------------------------------------------

Paul L. Teem, Jr. ......            --               $ --                74,059 / --               $18,136 / $--
---------------------------------------------------------------------------------------------------------------------

Gary F. Hoskins.........            --               $ --                50,561 / --               $13,624 / $--
---------------------------------------------------------------------------------------------------------------------

Michael R. Maguire......            --               $ --                41,408 / --               $175,481 / $--
---------------------------------------------------------------------------------------------------------------------

V. Burton Brinson, Jr. .            --               $ --             14,850 / 22,276           $47,991 / $71,994
---------------------------------------------------------------------------------------------------------------------

Daniel M. Boyd, IV......            --               $ --              8,000 / 12,000               $ -- / $--
=====================================================================================================================

-------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2004, at which date the last trade price of the common stock as quoted on the Nasdaq National Market was $14.27.

(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that were received upon exercise.

      Employee Stock Ownership Plan and Trust. Citizens South Bank implemented an employee stock ownership plan in connection with its initial mutual holding company reorganization. The employee stock ownership plan was established effective January 1, 1998, and purchased 169,068 shares of common stock in the initial public offering that was completed on April 9, 1998, and 105,198 shares in the offering that was completed on September 30, 2002. Employees with at least one year of employment in which they work 1,000 hours or more with Citizens South Bank and who have attained age 21 are eligible to participate in the employee stock ownership plan. The employee stock ownership plan borrowed funds from Citizens South Banking Corporation and used those funds to purchase the shares of the common stock of Citizens South Banking Corporation. The collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from Citizens South Bank's contributions to the employee stock ownership plan over a period of 15 years. The interest rate on the loan adjusts at the prime rate, which is the base rate charged on corporate loans at large U.S. money center commercial banks. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

      Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. For the plan year ended December 31, 2004, 31,361 shares were released from the suspense account and allocated to employees. Benefits will not vest at all during the first four years of service and will become 100% vested upon the completion of five years of service. Employees who were employed by Gaston Federal Savings and Loan Association, Citizens South Bank's mutual predecessor, generally received credit for up to five years of service with the mutual institution. A participant also becomes 100% vested upon early or normal retirement, disability or death of the participant or a change in control (as defined in the employee stock ownership plan). A participant who terminates employment for reasons other than death, retirement or disability prior to five years of credited service will forfeit his entire benefit under the employee stock ownership plan. Benefits will be payable in the form of common stock and cash upon death, retirement, early retirement, disability or separation from service. Citizens South Bank's contributions to the employee stock ownership plan are discretionary, and subject to the loan terms and tax law limits and, therefore, benefits payable under the employee stock ownership plan cannot be estimated. Citizens South Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

      Citizens South Bank's Board of Directors administers the employee stock ownership plan. Citizens South Bank has appointed an independent financial institution to serve as trustee of the employee stock ownership plan. The employee stock ownership plan committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

      Restricted Stock Plans. In 1999, Citizens South Bank adopted, and Citizens South Banking Corporation's stockholders approved, the 1999 Recognition and Retention Plan. In 2003, Citizens South Banking Corporation adopted and its stockholders approved the 2003 Recognition and Retention Plan. Under these plans, Citizens South Banking Corporation has issued common stock to key employees and directors. Awards vest for plan participants in accordance with schedules determined by the Compensation Committee of the Board of Directors. If a recipient ceases continuous service with Citizens South Banking Corporation due to normal retirement, death or disability, or following a change in control of Citizens South Banking Corporation, shares subject to restriction will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to Citizens South Banking Corporation. Recipients have the right to vote non-vested shares that have been awarded and will receive dividends declared on such shares.

      Equity Compensation Plan Disclosure. Set forth below is information as of December 31, 2004 regarding compensation plans under which equity securities of Citizens South Banking Corporation are authorized for issuance.

                                Number of Securities to be
                                 Issued upon Exercise of                                       Number of Securities
                                 Outstanding Options and            Weighted Average          Remaining Available for
          Plan                            Rights                     Exercise Price             Issuance under Plan
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans                 793,151                       $ 12.58                      29,425(1)
approved by stockholders
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders                     --                              --                           --
----------------------------------------------------------------------------------------------------------------------
     Total                                793,151                       $ 12.58                      29,425(1)
======================================================================================================================

(1) There are no shares available for future issuance pursuant to the 1999 Recognition and Retention Plan and 1,612 shares underlying options available for future issuance pursuant to the 1999 Stock Option Plan. There are 13,838 shares available for future issuance pursuant to the 2003 Recognition and Retention Plan and 13,975 shares underlying options available for future issuance pursuant to the 2003 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      The common stock of Citizens South Banking Corporation is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of Citizens South Banking Corporation and beneficial owners of greater than 10% of Citizens South Banking Corporation's common stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in Citizens South Banking Corporation's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of Citizens South Banking Corporation's common stock to file a Form 3, 4, or 5 on a timely basis. Based on Citizens South Banking Corporation's review of ownership reports, all of Citizens South Banking Corporation's officers and directors filed these reports on a timely basis for 2004.

Transactions with Certain Related Persons

      Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, pursuant to federal regulations permitting executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, Citizens South Bank extended loans to Directors Hoyle and Matthews and to Bank officer Huffstetler (summarized in the table below).

      Set forth below is certain information as to loans made by Citizens South Bank to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Citizens South Bank exceeded $60,000 at any time since January 1, 2004. Unless otherwise indicated, all of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.

                                                                                                             Interest
                                                                   Original     Highest     Balance on       Rate on
                                                        Date         Loan       Balance    December 31,    December 31,
  Name of Individual               Loan Type         Originated     Amount    During 2004      2004            2004
-----------------------   -------------------------  ----------   ---------   -----------  ------------    ------------
Senator David W. Hoyle    Residential (refinance)       1/03      $ 205,000   $  201,193    $  196,679        4.625%
                          Residential (second home)     2/03      $ 669,300      656,539       641,452        4.375%
                          Home equity line of credit    1/03      $  50,000       41,149        29,125        Prime

Eugene R. Matthews, II    Residential                   3/94      $ 148,000   $  104,178    $   95,971        5.75%

J. Stephen Huffstetler    Residential                   7/97      $ 170,000   $  152,460    $  149,263        5.75%
                          Home equity line of credit    2/00      $  50,800   $   38,699    $   38,413        Prime

      Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and the Federal Reserve Board Regulation O.

--------------------------------------------------------------------------------
             PROPOSAL II--RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          REGISTERED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

      Citizens South Banking Corporation's independent registered public accountants for the year ended December 31, 2004 were Cherry, Bekaert & Holland, L.L.P. The Audit Committee has engaged Cherry, Bekaert & Holland, L.L.P. to be Citizens South Banking Corporation's independent registered public accountants for the 2005 fiscal year, subject to the ratification of the engagement by Citizens South Banking Corporation's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Cherry, Bekaert & Holland, L.L.P. for Citizens South Banking Corporation's fiscal year ending December 31, 2005. A representative of Cherry, Bekaert & Holland, L.L.P. is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

      Stockholder ratification of the selection of Cherry, Bekaert & Holland, L.L.P. is not required by Citizens South Banking Corporation's bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accountants to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Cherry, Bekaert & Holland, L.L.P., the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of Citizens South Banking Corporation and its stockholders.

Fees Paid to Cherry, Bekaert & Holland, L.L.P.

      Set forth below is certain information concerning aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. to Citizens South Banking Corporation during 2004 and 2003:

      Audit Fees. The aggregate fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of Citizens South Banking Corporation's annual financial statements, audit of management's assessment of the effectiveness of internal control over financial reporting (in 2004 only), review of the financial statements included in Citizens South Banking Corporation's Quarterly Reports on Form 10-Q and services that are normally provided by Cherry, Bekaert & Holland, L.L.P. in connection with statutory and regulatory filings and engagements were $85,320 and $40,126 during the fiscal years ended December 31, 2004 and 2003, respectively.

      Audit-Related Fees. The aggregate fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for assurance and related services rendered by Cherry, Bekaert & Holland, L.L.P. that were reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "--Audit Fees," above, were $1,180 and $13,555 during the fiscal years ended December 31, 2004 and 2003, respectively. During the year ended December 31, 2004, audit-related fees included fees for consultation on various accounting matters. During the year ended December 31, 2003, audit-related fees included fees for assistance and review of FHLB collateral certification, research related to the Sarbanes-Oxley Act of 2002, Bank Secrecy Act procedures, and various disclosure information. All audit-related fees billed by Cherry, Bekaert & Holland, L.L.P. during 2004 were pre-approved by the Audit Committee.

      Tax Fees. The aggregate fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning were $10,885 and $25,271 during the fiscal years ended December 31, 2004 and 2003, respectively. These services included fees for various tax services in 2004 and, in 2003, which included preparation of the Corporation's income tax returns and consultation on income tax related matters. All tax fees billed by Cherry, Bekaert & Holland, L.L.P. during 2004 were pre-approved by the Audit Committee.

      All Other Fees. There were no aggregate fees billed Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. that are not described above during the fiscal years ended December 31, 2004 and 2003.

      The Audit Committee has considered whether the provision of non-audit services, which related in 2004 primarily to tax preparation services and in 2003 primarily to tax preparation services and research related to the Sarbanes-Oxley Act of 2002, is compatible with maintaining Cherry, Bekaert & Holland, L.L.P.'s independence. The Audit Committee concluded that performing such services does not affect Cherry, Bekaert & Holland, L.L.P.'s independence in performing its function as independent registered public accountants of Citizens South Banking Corporation.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

      The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for the services performed to date.

      In 2004, there were no fees paid to Cherry, Bekaert & Holland, L.L.P. that were not pre-approved by the Audit Committee. In 2003, 3.8% of the fees paid to Cherry, Bekaert & Holland, L.L.P. for non-audit services were paid following a waiver of the Audit Committee's pre-approval requirement for audit and non-audit services provided by the independent registered public accountants.

Required Vote and Recommendation of the Board of Directors

      In order to ratify the selection of Cherry, Bekaert & Holland, L.L.P. as the independent registered public accountants for the 2005 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2005 FISCAL YEAR.

--------------------------------------------------------------------------------
                      STOCKHOLDER PROPOSALS AND NOMINATIONS
--------------------------------------------------------------------------------

      In order to be eligible for inclusion in Citizens South Banking Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Citizens South Banking Corporation's executive office, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, no later than December 10, 2005. Nothing in this paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.

      The Bylaws of Citizens South Banking Corporation provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of Citizens South Banking Corporation not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements or inclusion established by the SEC in effect at the time such proposal is received.

      The date on which the next Annual Meeting of Stockholders of Citizens South Banking Corporation is expected to be held is May 8, 2006. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year's Annual Meeting of Stockholders must be given to Citizens South Banking Corporation no later than February 8, 2006. If notice is received after February 8, 2006, it will be considered untimely, and Citizens South Banking Corporation will not be required to present the matter at the meeting.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

      The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

      The cost of solicitation of proxies will be borne by Citizens South Banking Corporation. Citizens South Banking Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Citizens South Bank may solicit proxies personally or by telephone without additional compensation.

      A copy of the Citizens South Banking Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 will be furnished without charge to stockholders as of the record date upon written request to the Secretary, Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Paul L. Teem, Jr.

                                             Paul L. Teem, Jr.
Gastonia, North Carolina                     Secretary
April 8, 2005

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE           REVOCABLE PROXY
                       CITIZENS SOUTH BANKING CORPORATION

                       CITIZENS SOUTH BANKING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 9, 2005

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens South Banking Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 9, 2005. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                 Vote
                                                                 With-
                                                           For   held
1.    The election as  Directors of all nominees  listed   [_]    [_]
      below each to serve for a three-year term James J.
      Fuller Charles D. Massey

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line below.

--------------------------------------------------------------------------------
                                                           For  Against  Abstain
2.    The  ratification  of the  appointment  of Cherry,   [_]    [_]      [_]
      Bekaert   &   Holland,   L.L.P.   as   independent
      registered public accountants for the fiscal year ending December 31, 2005.

      The  Board  of  Directors  recommends  a vote  "FOR"  each  of the  listed proposals.
--------------------------------------------------------------------------------
      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF
DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------
PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.                        [_]

                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Stockholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
        Detach above card, complete, date, sign and mail in postage-paid envelope provided.

                       CITIZENS SOUTH BANKING CORPORATION
--------------------------------------------------------------------------------
      Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Citizens South Banking Corporation at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Citizens South Banking Corporation at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.
      The above signed acknowledges receipt from Citizens South Banking Corporation prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated April 8, 2005.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

---------------------------------

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